Exhibit 1.1

[•] American Depositary Shares

Representing

[•] Ordinary Shares, par value £0.002 per share

Edwards Group Limited

UNDERWRITING AGREEMENT

[•], 2012

BARCLAYS CAPITAL INC.,
GOLDMAN, SACHS & CO.,
DEUTSCHE BANK SECURITIES INC.,
As Representatives of the several
Underwriters named in Schedule I attached hereto,

c/o Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

Edwards Group Limited, an exempted company incorporated with limited liability in the Cayman Islands (the “Company”), proposes to sell an aggregate of [•] American Depositary Shares, representing [•] ordinary shares, par value £0.002 per share (the “Ordinary Shares”) of the Company (such [•] American Depositary Shares being referred to herein as the “Firm ADSs”). In addition, certain shareholders of the Company named in Schedule II attached hereto (the “Selling Shareholders”) propose to grant to the underwriters (the “Underwriters”) named in Schedule I attached to this agreement (this “Agreement”) options to purchase up to an aggregate of [•] additional American Depositary Shares, representing [•] Ordinary Shares, on the terms set forth in Section 3 (the “Option ADSs”).  The Firm ADSs and the Option ADSs, if purchased, are hereinafter collectively called the “ADSs”.  The Ordinary Shares represented by the Firm ADSs are hereinafter referred to as the “Firm Shares” and the Ordinary Shares represented by the Option ADSs are hereinafter referred to as the “Option Shares.”  The Firm Shares and the Option Shares are hereinafter collectively called the “Shares.”  Each reference to the Firm ADSs, the Option ADSs or the ADSs herein, unless the context otherwise requires, also includes the Firm Shares, the Option Shares, or the Shares, respectively.  This Agreement is to confirm the agreement concerning the purchase of the ADSs from the Company and, if any Option ADSs are purchased, from the Selling Shareholders by the Underwriters.

The ADSs will be evidenced by American Depositary Receipts (“ADRs”) issued pursuant to a Deposit Agreement, dated as of [•], 2012 (the “Deposit Agreement”) among the Company, The Bank of New York Mellon, as depositary (the “Depositary”), and all owners and holders of ADSs issued thereunder.

1.              Representations, Warranties and Agreements of the Company.  The Company represents, warrants and agrees that:

(a)                                 A registration statement on Form F-1 (File No. 333-180262) relating to the Shares and the ADSs has: (i) been prepared by the Company in conformity with the applicable requirements of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”) thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act.  Copies of such registration statement and any amendment thereto have been delivered by the Company to you as the representatives (the “Representatives”) of the Underwriters.  As used in this Agreement:

(i)                                     “Applicable Time” means [•] [a.m.][p.m.] (New York City time) [•], 2012;

(ii)                                  “Effective Date” means the date and time as of which such registration statement was declared effective by the Commission;

(iii)                               “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the ADSs;

(iv)                              “Preliminary Prospectus” means any preliminary prospectus relating to the ADSs included in such registration statement or filed with the Commission pursuant to Rule 424(b) under the Securities Act;

(v)                                 “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with the information included in Schedule IV hereto and each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 under the Securities Act;

(vi)                              “Prospectus” means the final prospectus relating to the ADSs, as filed with the Commission pursuant to Rule 424(b) under the Securities Act; and

(vii)                           “Registration Statement” means such registration statement, as amended as of the Effective Date, including any Preliminary Prospectus or the Prospectus, all exhibits to such registration statement and including the information deemed by virtue of Rule 430A under the Securities Act to be part of such registration statement as of the Effective Date.

Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) under the Securities Act prior to or on the date hereof. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission.

(b)                                 The Company was not at the time of initial filing of the Registration Statement, and at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the ADSs, is not on the date hereof, and will not be on the applicable Delivery Date (as defined below), an “ineligible issuer” (as defined in Rule 405 under the Securities Act).

(c)                                  The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the applicable requirements of the Securities Act and the rules and regulations thereunder. The most recent Preliminary Prospectus conformed, and when filed with the Commission pursuant to Rule 424(b) under the Securities Act and on the applicable Delivery Date, the Prospectus will conform in all material respects to the applicable requirements of the Securities Act and the rules and regulations thereunder.

(d)                                 The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(f); provided, further that no representation or warranty is made with respect to any statements contained in or omissions from the Registration Statement made in reliance upon and in conformity with information relating to any Selling Shareholder furnished to the Company by such Selling Shareholder for use therein (such information is listed in its entirety in Schedule IX hereto).

(e)                                  A registration statement on Form F-6 with respect to the ADSs has (i) been prepared by the Depositary in conformity with the requirements of the Securities Act and the rules and regulations thereunder, (ii) been filed by the Company with the Commission under the Securities Act, and (iii) become effective under the Securities Act.  Copies of such registration statement have been delivered by the Company to you as the Representatives.  As used in this Agreement, “F-6 Registration Statement” means such registration statement, as amended at the time it became effective under the Securities Act, including all exhibits thereto. The Commission has not issued any order suspending the effectiveness of the F-6 Registration Statement, and no proceeding for that purposes has been instituted or threatened by the Commission.  The F-6 Registration Statement, at the time it became effective under the Securities Act, (x) conformed in all respects to the applicable requirements of the Securities Act and the rules and regulations thereunder, and (y) does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(f)                                   The Prospectus will not, as of its date or as of the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(f); provided, further that no representation or warranty is made with respect to any statements contained in or omissions from the Prospectus made in reliance upon and in conformity with information relating to any Selling Shareholder furnished to the Company by such Selling Shareholder for use therein (such information is listed in its entirety in Schedule IX hereto).

(g)                                  The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(f); provided, further that no representation or warranty is made with respect to any statements contained in or omissions from the Pricing Disclosure Package made in reliance upon and in conformity with information relating to any Selling Shareholder furnished to the Company by such Selling Shareholder for use therein (such information is listed in its entirety in Schedule IX hereto).

(h)                                 The Pricing Disclosure Package, when taken together with each Issuer Free Writing Prospectus listed in Schedule V or VI hereto, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package (or any Issuer Free Writing Prospectus listed in Schedule V hereto) in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(f); provided, further that no representation or warranty is made with respect to any statements contained in or omissions from the Pricing Disclosure Package (or any Issuer Free Writing Prospectus listed in Schedule V hereto) made in reliance upon and in conformity with information relating to any Selling Shareholder furnished to the Company by such Selling Shareholder for use therein (such information is listed in its entirety in Schedule IX hereto).

(i)                                     As of the Applicable Time, (i) each Issuer Free Writing Prospectus listed on Schedules V or VI did not conflict with the information contained in the Registration Statement, the Pricing Disclosure Package, or the Prospectus.

(j)                                    Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the applicable requirements of the Securities Act and the rules and regulations thereunder on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act and rules and regulations thereunder.  The Company has not made any offer relating to the ADSs that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives, except as set forth on Schedule VI hereto.  The Company has retained in accordance with the Securities Act and the rules and regulations thereunder all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act and the rules and regulations thereunder.  The Company has taken all actions necessary so that any “road show” (as defined in Rule 433 under the Securities Act) in connection with the offering of the ADSs will not be required to be filed pursuant to the Securities Act and the rules and regulations thereunder.

(k)                                 Each of the Company and each of its subsidiaries has been duly organized, is validly existing and in good standing as a corporation or other business entity under the laws of its respective jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, shareholders’ equity, properties, business or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).  Each of the Company and each of its significant subsidiaries (as defined in Rule 405 under the Securities Act) listed on Schedule VII hereto (the “Significant Subsidiaries”) has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged.  The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed on Schedule VIII hereto.  None of the subsidiaries of the Company (other than the Significant Subsidiaries listed on Schedule VII hereto) is a “significant subsidiary” (as defined in Rule 405 under the Securities Act).

(l)                                     The Company has an authorized capitalization as set forth in each of the most recent Preliminary Prospectus and the Prospectus, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform to the description thereof contained in the most recent Preliminary Prospectus and were issued in compliance with applicable federal, state and foreign securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right.  Except as otherwise described in or contemplated by the Pricing Disclosure Package and the Prospectus, no options, warrants or other rights to purchase or exchange any securities for shares of the Company’s capital stock are outstanding.  All of the issued shares of capital stock or other ownership interests of each Significant Subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and except for directors’ qualifying shares for non-U.S. subsidiaries and except as set forth in the Pricing Disclosure Package and the Prospectus are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(m)                                   The Shares to be issued and the ADSs to be sold by the Company to the Underwriters hereunder have been duly authorized and, upon payment and delivery of the ADSs in accordance with this Agreement, will be validly issued, fully paid and non-assessable, will conform to the description thereof contained in the most recent Preliminary Prospectus, will be issued in compliance with U.S. federal and state securities laws and all applicable foreign securities laws and will be free of statutory and contractual preemptive rights, rights of first refusal and similar rights.

(n)                                 The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.  This Agreement has been duly and validly authorized, executed and delivered by the Company.

(o)                                 The issue of the Shares and sale of the ADSs, the execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby, the application of the proceeds from the sale of the ADSs as described under “Use of Proceeds” in the most recent Preliminary Prospectus, the incorporation as an exempted company with limited liability in the Cayman Islands, the amendment of the Company’s Memorandum and Articles of Association and the conversion of the Company’s A Ordinary Shares, B Ordinary Shares, C Ordinary Shares and Preferred Shares into Ordinary Shares described in the most recent Preliminary Prospectus under the caption “Corporate Reorganization and Recapitalization” (such actions are herein collectively called the “Reorganization”) will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company and its subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Company or any of its Significant Subsidiaries; or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except, with respect to clauses (i) and (iii), conflicts, breaches, liens, charges, encumbrances or violations that would not reasonably be expected to have a Material Adverse Effect.

(p)                                 No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets is required for the issue and sale of the ADSs, the execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby, the application of the proceeds from the sale of the ADSs as described under “Use of Proceeds” in the most recent Preliminary Prospectus and the Reorganization, except for the registration of the Shares and the ADSs under the Securities Act and such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under the laws of the Cayman Islands, the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the U.K. Companies Act 1985, and applicable U.S. state or foreign securities laws in connection with the purchase and sale of the ADSs by the Underwriters and those consents, approvals, authorizations, orders, filings, registrations or qualifications for which a failure to obtain or make the same would not reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

(q)                                 The historical financial statements (including the related notes and supporting schedules) included in the most recent Preliminary Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with International Financial Reporting Standards (“IFRS”) as adopted by the European Union and as issued by the International Accounting Standards Board (the “IASB”) applied on a consistent basis throughout the periods involved.  All disclosures contained in the most recent Preliminary Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.

(r)                                    PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company, Edwards Group plc and its consolidated subsidiaries, whose report appears in the most recent Preliminary Prospectus and who have delivered the initial letter referred to in Section 9(i) hereof, are an independent registered public accounting firm as required by the Securities Act and the rules and regulations thereunder.

(s)                                   The Company and its subsidiaries on a consolidated basis, maintain internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS as adopted by the European Union and as issued by the IASB, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with IFRS as adopted by the European Union and as issued by the IASB and to maintain accountability for its assets, (iii) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  As of the date of the most recent balance sheet of the Edwards Group plc and its consolidated subsidiaries reviewed or audited by PricewaterhouseCoopers LLP and the audit committee of the board of directors of Edwards Group plc, the Company is not aware of any material weaknesses in its internal controls.

(t)                                    (i) The Company and its subsidiaries, on a consolidated basis, maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that material information required to be disclosed by the Company and its subsidiaries is accumulated and communicated to management of the Company, including its principal executive officer and principal financial officer, as appropriate and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(u)                                 Since the date of the most recent balance sheet of Edwards Group plc and its consolidated subsidiaries reviewed or audited by PricewaterhouseCoopers LLP and the audit committee of the board of directors of Edwards Group plc, (i) the Company has not been advised of or become aware of (A) any significant deficiencies in the design or operation of internal controls that are reasonably likely to adversely affect the ability of the Company or any of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its subsidiaries; and (ii) there have been no significant changes in internal controls or in other factors that would materially affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(v)                                 The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies” set forth in the most recent Preliminary Prospectus accurately describes in all material respects (i) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (ii) the judgments and uncertainties affecting the application of such Critical Accounting Policies; and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

(w)                               There is and has been no failure on the part of the Company and, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the U.S. Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, applicable as of the effective date of the Registration Statement.

(x)                                 Except as described in the most recent Preliminary Prospectus or the Pricing Disclosure Package, since the date of the latest audited financial statements of Edwards Group plc included in the most recent Preliminary Prospectus, neither the Company nor any of its subsidiaries has (i) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (ii) issued or granted any securities, (iii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iv) entered into any material transaction not in the ordinary course of business, or (v) declared or paid any dividend on its capital stock, and since such date, there has not been any change in the capital stock (other than pursuant to the Reorganization) or long-term debt of the Company or any of its subsidiaries or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, shareholders’ equity, properties, management, business or prospects of the Company and its subsidiaries taken as a whole, in each case except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(y)                                 The Company and each of its subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such liens, encumbrances and defects as:  (i) are described in the most recent Preliminary Prospectus; (ii) do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; or (iii) would not reasonably be expected to have a Material Adverse Effect.  All assets held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Company and its subsidiaries or except as would not reasonably be expected to have a Material Adverse Effect.

(z)                                  The Company and each of its subsidiaries have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses, taken as a whole, in the manner described in the most recent Preliminary Prospectus, except for any of the foregoing that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect or except as described in the most recent Preliminary Prospectus or the Pricing Disclosure Package.  The Company and each of its subsidiaries have fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect or except as described in the most recent Preliminary Prospectus or the Pricing Disclosure Package.  Neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such Permits that would reasonably be expected to result in a Material Adverse Effect or has any reason to believe that any such Permits will not be renewed in the ordinary course.

(aa)                          The Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others, except in each case or in the aggregate as would not reasonably be expected to have a Material Adverse Effect.

(bb)                          Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject that would, in the aggregate, reasonably be expected to have a Material Adverse Effect or would, in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of the transactions contemplated hereby; and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(cc)                            There are no contracts or other documents required to be described in the Registration Statement or the most recent Preliminary Prospectus or filed as exhibits to the Registration Statement, that are not described or filed as required.  The statements made in the most recent Preliminary Prospectus, insofar as they purport to constitute summaries of the terms of the contracts and other documents described and filed, constitute accurate summaries of the terms of such contracts and documents in all material respects.  Neither the Company nor any of its Significant Subsidiaries has knowledge that any other party to any such contract or other document has any intention not to render full performance as contemplated by the terms thereof.

(dd)                          The Deposit Agreement has been duly and validly authorized, executed and delivered by the Company and, assuming due and valid authorization, execution and delivery thereof by the Depositary, constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), and (iii) an implied covenant of good faith and fair dealing, and except that rights to indemnification and contribution thereunder may be limited by U.S. federal or U.S. state securities laws or public policy relating thereto.  The Deposit Agreement conforms in all material respects to the description thereof contained in the most recent Preliminary Prospectus.

(ee)                            Upon execution and delivery by the Depositary of the ADRs evidencing the ADSs against deposit of the Shares in respect thereof in accordance with the provisions of the Deposit Agreement and upon payment by the Underwriters for the ADSs evidenced thereby in accordance with the provisions of this Agreement, such ADSs evidenced by such ADRs will be duly and validly issued, and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement.  The ADRs conform in all material respects to the description thereof contained in the most recent Preliminary Prospectus.  Except as described in the most recent Preliminary Prospectus, there are no limitations on the rights of holders of Shares, ADSs or ADRs evidencing the ADSs to hold or vote or transfer their respective securities.

(ff)                              The Company and each of its Significant Subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties.  Other than as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect:  (i) all policies of insurance of the Company and its subsidiaries are in full force and effect; (ii) the Company and each of its subsidiaries are in compliance with the terms of such policies in all material respects; (iii) neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; (iv) there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and (v) neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(gg)                            Except as described in the most recent Preliminary Prospectus, to the knowledge of the Company, no relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company, on the other hand, that is required by the Securities Act and the rules and regulations of the Commission thereunder to be described in the most recent Preliminary Prospectus which is not so described.

(hh)                          No labor disturbance by or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.

(ii)                                  (i) Neither the Company nor any of its Significant Subsidiaries is in violation of its charter or by-laws (or similar organizational documents), (ii) neither the Company nor any of its subsidiaries is in default, and, to the knowledge of the Company, no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, and (iii) neither the Company nor any of its subsidiaries is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(jj)                                The Company and each of its subsidiaries (i) are in compliance with and have not violated any laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of human health or safety as relates to exposure to hazardous materials, the environment, or natural resources, or to use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses, and (ii) have not received notice or otherwise have knowledge of any actual or alleged violation of Environmental Laws, or of any actual or potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clause (i) or (ii) where such non-compliance, violation, liability, or other obligation would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.  Except as described in the most recent Preliminary Prospectus, (x) there are no proceedings that are pending, or known to be contemplated, against the Company or any of its subsidiaries under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed and (y) to the knowledge of the Company, as of the Applicable Time, there are no issues regarding compliance with Environmental Laws, including any pending or formally proposed Environmental Laws, that would, in the aggregate, reasonably be expected to (i) have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries or (ii) require the Company and its subsidiaries to incur material capital expenditures relating to environmental control facilities.

(kk)                          The Company and each of its subsidiaries have filed all U.S. federal, state and local and foreign tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries, nor does the Company have any knowledge of any tax deficiencies that have been, or could reasonably be expected to be asserted against the Company, that would, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ll)                                  (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the U.S. Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each

Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (C) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan), and (D) neither the Company or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA); and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except for where failure to comply with any of the clauses (i) through (iv) of this paragraph would not reasonably be expected to have a Material Adverse Effect.

(mm)                  The statistical and market-related data included in the most recent Preliminary Prospectus are based on or derived from sources that the Company believes to be reliable in all material respects.

(nn)                          The Company is not, and as of the applicable Delivery Date and, after giving effect to the offer and sale of the ADSs and the application of the proceeds therefrom as described under “Use of Proceeds” in the most recent Preliminary Prospectus or the Pricing Disclosure Package and the Prospectus, will not be, required to be registered as (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder, or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(oo)                          Except as described in the most recent Preliminary Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights that have been waived in writing or otherwise satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(pp)                          Neither the Company nor any of its Significant Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the ADSs.

(qq)                          The Company has not sold or issued any securities that would be required to be integrated with the offering of the ADSs contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

(rr)                                The Company and, to the knowledge of the Company, its affiliates have not taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Shares.

(ss)                              The ADSs have been approved for inclusion, subject to official notice of issuance and evidence of satisfactory distribution on, The NASDAQ Global Market.

(tt)                                The Company has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the ADSs, will not distribute any offering material in connection with the offering and sale of the ADSs other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with Section 1(j) or 6(a)(vi), any Issuer Free Writing Prospectus set forth on Schedule VI hereto or any prospectus contained in the F-6 Registration Statement.

(uu)                          Neither the Company nor any subsidiary is in violation of or has received notice of any violation with respect to any foreign or U.S. federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable foreign or U.S. federal or state wage and hour laws, nor any foreign or U.S. state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which would reasonably be expected to have a Material Adverse Affect.

(vv)                          Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; (iv) violated or is in violation of any provision of the U.K. Bribery Act 2010; or (v) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment.

(ww)                      The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the U.S. Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions in which the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no material action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xx)                          Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(yy)                          The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(zz)                            No approvals are currently required in the Cayman Islands in order for the Company to pay dividends or other distributions declared by the Company to the Depositary or the holders of ADSs or Shares.  Under current laws and regulations of the Cayman Islands and any political subdivision thereof, any amounts payable with respect to the Shares upon liquidation of the Company or upon redemption thereof and dividends and other distributions declared and payable on the Ordinary Shares or the ADSs may be paid by the Company or the Depositary, respectively, in United States dollars and freely transferred out of the Cayman Islands, and no such payments made to the Depositary or the holders thereof or therein who are non-residents of the Cayman Islands will be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands or any political subdivision or taxing authority thereof or therein.

(aaa)                   Neither the Company nor any of its Significant Subsidiaries is, and upon the sale of the ADSs contemplated by this Agreement will not become, a “passive foreign investment company” (as defined in Section 1297 of the Code, and the regulations promulgated thereunder).

(bbb)                   No stamp, issue, registration, documentary, transfer or other similar taxes and duties, including interest and penalties, are payable on or in connection with the issuance of the Shares and sale of the ADSs by the Company or the execution and delivery of this Agreement.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the ADSs shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2.              Representations, Warranties and Agreements of the Selling Shareholders.  Each Selling Shareholder, severally and not jointly, represents, warrants and agrees that:

(a)                                           Neither the Selling Shareholder nor any person acting on behalf of the Selling Shareholder (other than, if applicable, the Company and the Underwriters) has used or referred to any “free writing prospectus” (as defined in Rule 405 under the Securities Act) relating to the ADSs.

(b)                                           The Selling Shareholder has, and immediately prior to any Delivery Date on which the Selling Shareholder is selling ADSs, the Selling Shareholder will have, good and marketable title to the ADSs to be sold by the Selling Shareholder hereunder on such Delivery Date and any “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect thereof, free and clear of all liens, encumbrances, equities, community property rights, restrictions on transfer or claims other than those that by their nature will no longer be effective immediately following such Delivery Date.

(c)                                            The ADSs to be sold by the Selling Shareholder hereunder are subject to the interest of the Underwriters and the obligations of the Selling Shareholder hereunder shall not be terminated by any act of the Selling Shareholder, by operation of law, by the death or incapacity of any individual Selling Shareholder, or the occurrence of any other event.

(d)                                           Upon payment for the ADSs to be sold by such Selling Shareholder, delivery of such ADSs, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such ADSs in the name of Cede or such other nominee and the crediting of such ADSs on the books of DTC to securities accounts of the Underwriters (i) DTC will acquire good and marketable title to the ADSs free and clear of all liens, encumbrances, equities, community property rights, restrictions on transfer or claims, (ii) DTC shall be a “protected purchaser” of such ADSs within the meaning of Section 8-303 of the UCC, (iii) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such ADSs, and (iv) an action based on an adverse claim to such securities entitlement, whether framed in conversion, replevin, constructive trust, equitable lien or other theory may not be asserted against the Underwriters with respect to such security entitlement.  For purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such ADSs will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its Articles of Association and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC, and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(e)                                            [Reserved]

(f)                                              The Selling Shareholder (other than CCMP Capital Investors (Cayman) II, L.P., CCMP Capital Investors II (AV-3) L.P. and Unitas Capital Investors (Cayman) Ltd.)

has duly and irrevocably executed and delivered a power of attorney (the “Power of Attorney” and, together with all other similar agreements executed by the other Selling Shareholders, the “Powers of Attorney”) appointing Messrs. Matthew Taylor, David Smith and Adam Ramsay as attorneys-in-fact, with full power of substitution, and with full authority (exercisable by any one or more of them) to execute and deliver this Agreement and to take such other action as may be necessary or desirable to carry out the provisions hereof on behalf of the Selling Shareholder.

(g)                                            The Selling Shareholder has full right, power and authority, corporate or otherwise, to enter into this Agreement and, if applicable, the Power of Attorney.

(h)                                           This Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Selling Shareholder.

(i)                                               The Power of Attorney has been duly and validly authorized, executed and delivered by or on behalf of the relevant Selling Shareholder and constitutes a valid and legally binding obligation of such Selling Shareholder enforceable against such Selling Shareholder in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), and (iii) an implied covenant of good faith and fair dealing.

(j)                                              The sale of the ADSs by the Selling Shareholder, the execution, delivery and performance of this Agreement and, if applicable, the Power of Attorney by the Selling Shareholder and the consummation by the Selling Shareholder of the transactions contemplated hereby and thereby do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder is bound or to which any of the property or assets of the Selling Shareholder is subject, (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Selling Shareholder, if applicable, or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Shareholder or the property or assets of the Selling Shareholder; except in the case of (i) and (iii) above, for such violations that would not have a material adverse effect on the ability of such Selling Shareholder to perform its obligations hereunder, or, if applicable, under the Power of Attorney; provided that no warranty is made in this clause (j) with respect to the antifraud provisions of federal and state securities laws.

(k)                                           No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Selling Shareholder or the property or assets of the Selling Shareholder is required for the sale of the ADSs by the Selling Shareholder, the execution, delivery and performance of this Agreement or the Power of Attorney by the Selling Shareholder and the consummation by the Selling Shareholder of the transactions contemplated hereby and thereby, except for the registration of the Shares and the ADSs under the Securities Act and such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under the laws of the Cayman Islands, the Exchange Act, the rules and regulations of FINRA, the U.K. Companies Act 1985 and applicable U.S. state or foreign securities laws in connection with the purchase and sale of the ADSs by the Underwriters, or for those as to which the failure to obtain would not have a material adverse effect on the ability of such Selling Shareholder to perform its obligations hereunder, or, if applicable, under the Power of Attorney.

(l)                                               Solely to the extent that any statements or omissions from the Registration Statement are made in reliance upon and in conformity with written information relating to any Selling Shareholder furnished to the Company by such Selling Shareholder expressly for use therein (such information is listed in its entirety in Schedule IX hereto), the Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(f).

(m)                                       Solely to the extent that any statements or omissions from the Prospectus are made in reliance upon and in conformity with written information relating to any Selling Shareholder furnished to the Company by such Selling Shareholder expressly for use therein (such information is listed in its entirety in Schedule IX hereto), the Prospectus will not, as of its date or as of the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(f).

(n)                                           Solely to the extent that any statements or omissions from the Pricing Disclosure Package are made in reliance upon and in conformity with written information relating to any Selling Shareholder furnished to the Company by such Selling Shareholder expressly for use therein (such information is listed in its entirety in Schedule IX hereto), the Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(f).

(o)                                           Solely to the extent that any statements or omissions from the Pricing Disclosure Package (or any Issuer Free Writing Prospectus listed in Schedule V hereto), are made in reliance upon and in conformity with written information relating to any Selling Shareholder furnished to the Company by such Selling Shareholder expressly for use therein (such information is listed in its entirety in Schedule IX hereto), the Pricing Disclosure Package, when taken together with each Issuer Free Writing Prospectus listed in Schedule V hereto, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package (or any Issuer Free Writing Prospectus listed in Schedule V hereto) in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(f).

(p)                                           The Selling Shareholder is not prompted to sell ADSs by any information concerning the Company that is not set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(q)                                           [Reserved]

(r)                                              No stamp, issue, registration, documentary, transfer or other similar taxes and duties, including interest and penalties, are payable on or in connection with the issuance of the Shares and sale of the ADSs by the Selling Shareholders or the execution and delivery of this Agreement; provided that this Agreement is not executed in, brought to or produced before a court in the Cayman Islands.

Any certificate signed by any Selling Shareholder or, if applicable, by any officer of any Selling Shareholder and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the ADSs shall be deemed a representation and warranty by such Selling Shareholder, as to matters covered thereby, to each Underwriter.

3.              Purchase of the ADSs by the Underwriters.  On the basis of the representations, warranties and covenants contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell [•] Firm ADSs to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of Firm ADSs set forth opposite that Underwriter’s name in Schedule I hereto.  Each Underwriter shall be obligated to purchase from the Company that number of Firm ADSs that represents the same proportion of the number of Firm ADSs to be sold by the Company as the number of Firm ADSs set forth opposite the name of such Underwriter in Schedule I represents to the total number of Firm ADSs to be purchased by all of the Underwriters pursuant to this Agreement.  The respective purchase obligations of the Underwriters with respect to the Firm ADSs shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine.

In addition, each Selling Shareholder grants to the Underwriters an option to purchase up to the number of Option ADSs set forth opposite such Selling Shareholder’s name in

Schedule II hereto, severally and not jointly.  Such options are exercisable in the event that the Underwriters sell more ADSs than the number of Firm ADSs in the offering and as set forth in Section 5 hereof.  Any such election to purchase Option ADSs shall be made in proportion to the maximum number of Option ADSs to be sold by each Selling Shareholder as set forth in Schedule II hereto.  Each Underwriter agrees, severally and not jointly, to purchase the number of Option ADSs (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Option ADSs to be sold on such Delivery Date as the number of Firm ADSs set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm ADSs.

The purchase price payable by the Underwriters for both the Firm ADSs and any Option ADSs is $[•] per share.

The Company and the Selling Shareholders are not obligated to deliver any of the Firm ADSs or Option ADSs to be delivered on the applicable Delivery Date, except upon payment for all such ADSs to be purchased on such Delivery Date as provided herein.

4.              Offering of ADSs by the Underwriters.  Upon authorization by the Representatives of the release of the Firm ADSs, the several Underwriters propose to offer the Firm ADSs for sale upon the terms and conditions to be set forth in the Prospectus.

5.              Delivery of and Payment for the ADSs.  Delivery of and payment for the Firm ADSs shall be made at [10:00] A.M., New York City time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Company.  This date and time are sometimes referred to as the “Initial Delivery Date”.  Delivery of the Firm ADSs shall be made to an account designated by the Representatives for the Underwriters against payment by the several Underwriters through the Representatives and of the respective aggregate purchase prices of the Firm ADSs being sold by the Company to or upon the order of the Company of the purchase price by wire transfer in immediately available funds to the account specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.  The Company shall deliver the Firm ADSs through the facilities of DTC unless the Representatives shall otherwise instruct.

The options granted in Section 3 will expire 30 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Company and the Selling Shareholders by the Representatives; provided that if such date falls on a day that is not a business day, the options granted in Section 3 will expire on the next succeeding business day.  Such notice shall set forth the aggregate number of Option ADSs as to which the options are being exercised, the names in which the shares of Option ADSs are to be registered, the denominations in which the Option ADSs are to be issued and the date and time, as determined by the Representatives, when the Option ADSs are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the second business day after the date on which the options shall have been exercised nor later than the fifth business day after the date on which the options shall have been exercised.  Each date and time the Option ADSs are delivered is sometimes referred to as an “Option ADS

Delivery Date”, and the Initial Delivery Date and any Option ADS Delivery Date are sometimes each referred to as a “Delivery Date”.

Delivery of the Option ADSs by the Selling Shareholders and payment for the Option ADSs by the several Underwriters through the Representatives shall be made at [10:00] A.M., New York City time, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Representatives, the Company and the Selling Shareholders.  On the Option ADS Delivery Date, the Selling Shareholders shall deliver or cause to be delivered the Option ADSs to an account designated by the Representatives for the Underwriters against payment by the several Underwriters through the Representatives and of the respective aggregate purchase prices of the Option ADSs being sold by the Selling Shareholders upon the order of the Selling Shareholders of the purchase price by wire transfer in immediately available funds to an account of the Company maintained for the benefit of the Selling Shareholders and specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.  The Selling Shareholders shall deliver the Option ADSs through the facilities of DTC unless the Representatives shall otherwise instruct in writing no later than two business days prior to the applicable Delivery Date.

6.              Further Agreements of the Company and the Underwriters.  (a) The Company agrees:

(i)                                     To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as provided herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the ADSs for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

(ii)                                  To furnish promptly to the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(iii)                               To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request:  (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, and (C) each Issuer Free Writing Prospectus; and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the date hereof in connection with the offering or sale of the ADSs or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance.

(iv)                              To file promptly with the Commission any amendment or supplement to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that may, in the reasonable judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission.

(v)                                 Prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing, which shall not be unreasonably withheld.

(vi)                              Not to make any offer relating to the ADSs that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives.

(vii)                           To comply with all applicable requirements of Rule 433 under the Securities Act with respect to any Issuer Free Writing Prospectus.  If at any time prior to the expiration of nine months after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(viii)                        As soon as practicable after the Effective Date (it being understood that the Company shall have until at least 410 days or, if the fourth quarter following the fiscal quarter that includes the Effective Date is the last fiscal quarter of the Company’s fiscal year, 545 days after the end of the Company’s current fiscal quarter), to make generally available to the Company’s security holders and to deliver to the Representatives an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158), provided, that the Company may satisfy the requirements of this subsection by filing such information with the Commission via the Electronic Gathering, Analysis and Retrieval System (“EDGAR”).

(ix)                              Promptly from time to time to take such action as the Representatives may reasonably request to qualify the ADSs for offering and sale under the securities or Blue Sky laws of Canada and such other jurisdictions as the Representatives may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the ADSs; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction, or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(x)                                 For a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (A) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Ordinary Shares or securities convertible into or exercisable or exchangeable for Ordinary Shares, or sell or grant options, rights or warrants with respect to any Ordinary Shares or securities convertible into or exchangeable for Ordinary Shares, (B) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Ordinary Shares, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Ordinary Shares or other securities, in cash or otherwise, (C) file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Ordinary Shares or securities convertible, exercisable or exchangeable into Ordinary Shares or any other securities of the Company (other than any registration statement on Form S-8 or any successor form), or (D) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of Barclays Capital Inc. and Goldman, Sachs & Co., on behalf of the Underwriters, other than (i) the ADSs to be sold hereunder (including Shares or ADSs issued or transferred in the Reorganization) and the registration of the offer and sale of such Shares and ADSs under the Securities Act pursuant hereto, (ii) transactions pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof and described in the Pricing Disclosure Package or any Issuer Free Writing Prospectus or upon the exercise of currently outstanding options, warrants or rights not issued under one of those plans, in each case, provided that the recipient of Ordinary

Shares or any securities convertible into or exchangeable for Ordinary Shares shall have executed and delivered to the Representatives a letter or letters in the form of Exhibit A hereto (the “Lock-Up Agreements”), and (iii) the issuance of Ordinary Shares or any securities convertible into or exchangeable for Ordinary Shares in connection with the acquisition of the assets of, or a majority or controlling portion of the equity of, or a joint venture with, another entity in connection with the acquisition by the Company or any of its subsidiaries of such entity, provided that the aggregate number of Ordinary Shares issued or issuable upon exchange or conversion of any securities convertible into or exchangeable for Ordinary Shares under this clause (iii) during the Lock-Up Period shall not exceed (x) 5.0% of the total number of shares of Ordinary Shares issued and outstanding as of the date of such acquisition or joint venture agreement, as the case may be, and (y) the recipient of such Ordinary Shares or any securities convertible into or exchangeable for Ordinary Shares shall have executed and delivered to the Representatives a Lock-Up Agreement; and to cause each officer, director and shareholder of the Company set forth on Schedule III hereto to furnish to the Representatives, prior to the Initial Delivery Date, the Lock-Up Agreements; notwithstanding the foregoing, if (A) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (B) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in this paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless Barclays Capital Inc. and Goldman, Sachs & Co., on behalf of the Underwriters, agree not to require such extension in writing.  The restrictions in this Section 6(x) and the obligations of the Company with respect hereto shall terminate if the Company notifies the Underwriters in writing that it does not intend to proceed with the offering of the ADSs or if this Agreement (other than the provisions hereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the ADSs.

(xi)                              If Barclays Capital Inc. and Goldman, Sachs & Co., in their sole discretion, agree to release or waive the restrictions set forth in a Lock-Up Agreement for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by issuing a press release substantially in the form of Exhibit B hereto, and containing such other information as Barclays Capital Inc. and Goldman, Sachs & Co., may require with respect to the circumstances of the release or waiver and/or the identity of the officer(s) and/or director(s) with respect to which the release or waiver applies, through a major news service at least two business days before the effective date of the release or waiver.

(xii)                           To apply the net proceeds from the sale of the ADSs being sold by the Company substantially in accordance with the description as set forth in the Prospectus under the caption “Use of Proceeds.”

(xiii)                        To file with the Commission such information on Form 20-F as may be required by Rule 463 under the Securities Act.

(xiv)                       If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) under the Securities Act by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing pay the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for payment of such fees pursuant to Rule 111 under the Securities Act.

(xv)                          The Company and its affiliates will not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Shares.

(b)                                 Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433 under the Securities Act) in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by such Underwriter without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus, and (ii) “issuer information”, as used in this Section 6(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

7.              Further Agreements of the Selling Shareholders.  Each Selling Shareholder agrees, severally and not jointly:

(a)                                 Such Selling Shareholder has duly executed and delivered to the Representatives a “lock-up” agreement in the form of Exhibit A hereto (the “Lock-Up Letter”).

(b)                                 Prior to engaging in any transaction or taking any other action that is subject to the Lock-Up Letter during the period from the date of this Agreement to and including the 34th day following the expiration of the Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as such may have been extended pursuant to the Lock-Up Letter) has expired.

(c)                                  Neither the Selling Shareholder nor any person acting on behalf of the Selling Shareholder (other than, if applicable, the Company and the Underwriters) shall use any “free writing prospectus” (as defined in Rule 405 under the Securities Act), relating to the ADSs prior to the last Delivery Date;

(d)                                 To deliver to the Representatives prior to the Initial Delivery Date a properly completed and executed United States Treasury Department Form W-8 (if the

Selling Shareholder is a non-United States person) or Form W-9 (if the Selling Shareholder is a United States person).

8.              Expenses.  The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all expenses, costs, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the ADSs and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Shares or the ADSs; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), the F-6 Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), the F-6 Registration Statement, any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, all as provided in this Agreement; (d) the Deposit of Ordinary Shares with the Depositary and the issuance of ADSs and ADRs thereby, (e) the production and distribution of this Agreement, any supplemental agreement among Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the ADSs; (f) the delivery and distribution of the Powers of Attorney and the fees and expenses of any attorney-in-fact); (g) any required review by FINRA of the terms of sale of the ADSs (including related fees and expenses of counsel to the Underwriters in an amount that is not greater than $50,000); (h) the inclusion of the ADSs on The NASDAQ Global Market and/or any other exchange; (i) the qualification of the ADSs under the securities laws of the several jurisdictions as provided in Section 6(a)(ix) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (j) the preparation, printing and distribution of one or more versions of the Preliminary Prospectus and the Prospectus for distribution in Canada, often in the form of a Canadian “wrapper” (including related fees and expenses of Canadian counsel to the Underwriters); (k) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares (other than costs and expenses associated with the use of any conference rooms or similar facilities of the Underwriters), including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants (for the avoidance of doubt, the Underwriters will pay or cause to be paid travel and lodging expenses of the representatives and officers of any Underwriter), and 50% of the cost of any aircraft chartered or otherwise used in connection with investor presentations and the road show; and (l) all other costs and expenses incident to the performance of the obligations of the Company and the Selling Shareholders under this Agreement; provided that, except as provided in this Section 8 and in Section 13, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the ADSs which they may sell and the expenses of advertising any offering of the ADSs made by the Underwriters, and the Selling Shareholders shall pay any transfer taxes payable in connection with their respective sales of ADSs to the Underwriters.

9.              Conditions of Underwriters’ Obligations.  The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company and the Selling Shareholders contained herein, to the performance by the Company and the Selling Shareholders of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a)                                 The Prospectus shall have been timely filed with the Commission in accordance with Section 6(a)(i).  The Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or, to the knowledge of the Company, threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.  If the Company has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement.

(b)                                 No Underwriter shall have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Davis Polk & Wardwell LLP, counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c)                                  All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Powers of Attorney, the Shares, the ADSs, the Registration Statement, the F-6 Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company and the Selling Shareholders shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d)                                 Weil, Gotshal & Manges LLP shall have furnished to the Representatives its written opinion and negative assurance letter, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives.

(e)                                  The respective counsel for each of the Selling Shareholders shall have furnished to the Representatives their written opinion, as counsel to each of the Selling Shareholders for whom they are acting as counsel, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives.

(f)                                   Emmet, Marvin & Martin LLP shall have furnished to the Representatives its written opinion, as U.S. counsel to the Depositary, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to the Representatives.

(g)                                  The Representatives shall have received from Davis Polk & Wardwell LLP, counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance of the Shares and sale of the ADSs, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(h)                                 At the time of execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers LLP a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(i)                                     With respect to the letter of PricewaterhouseCoopers LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Representatives a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter, and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(j)                                    The Company shall have furnished to the Representatives a certificate, dated such Delivery Date, of its Chief Executive Officer and its Chief Financial Officer as to such matters as the Representatives may reasonably request, including, without limitation, a statement that:

(i)                                     The representations, warranties and agreements of the Company in Section 1 are true and correct on and as of such Delivery Date, and the Company has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date;

(ii)                                  No stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened; and

(iii)                               They have examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, to their knowledge, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the applicable Delivery Date, and (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth.

(k)                                 At the time of execution of this Agreement and at each Delivery Date, the Company shall have furnished to the Representatives a certificate, dated the date hereof or as of such Delivery Date, as applicable, of its Chief Financial Officer as to such matters as the Representatives may reasonably request, to the effect set forth in Annex B hereto.

(l)                                     Each Selling Shareholder (or one or more attorneys-in-fact on behalf of such Selling Shareholder) shall have furnished to the Representatives on such Delivery Date a certificate, dated such Delivery Date, signed by, or on behalf of, the Selling Shareholder (or one or more attorneys-in-fact) stating that the representations, warranties and agreements of the Selling Shareholder contained herein are true and correct on and as of such Delivery Date and that the Selling Shareholder has complied with all its agreements contained herein and has satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date.

(m)                             (i) neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree otherwise than as set forth or contemplated in the most recent Preliminary Prospectus, or (ii) since such date there shall not have been any change in the capital stock (other than pursuant to the Reorganization) or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, shareholders’ equity, properties, management, business or prospects of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the most recent Preliminary Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, individually or in the aggregate, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the ADSs being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(n)                                 Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization” (as that term is defined in Section 3(a)(62) of the Exchange Act), and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock.

(o)                                 Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following:  (i) trading in securities generally on The New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market, The NASDAQ Capital Market or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a general moratorium on commercial banking activities shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the ADSs being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(p)                                 The NASDAQ Global Market shall have approved the ADSs for inclusion, subject only to official notice of issuance and evidence of satisfactory distribution.

(q)                                 The Lock-Up Agreements between the Representatives and the officers, directors and shareholders of the Company set forth on Schedule III, delivered to the Representatives on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.

(r)                                    On or prior to each Delivery Date, the Company shall have furnished to the Underwriters such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

10.       Indemnification and Contribution.

(a)                                 The Company hereby agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of ADSs), to which that Underwriter, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used by any Underwriter, (D) any Blue Sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company for use therein) specifically for the purpose of qualifying any or all of the ADSs under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”), or (ii) the omission or alleged omission to state in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus, or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used by any Underwriter or (D) any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in light of the circumstances under which they were made) not misleading, and shall reimburse each Underwriter and each such affiliate, director, officer, employee or controlling person promptly upon demand in writing for any legal or other documented out-of-pocket expenses reasonably incurred by that Underwriter, affiliate, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information or any Blue Sky Application, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 10(f).  The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any affiliate, director, officer, employee or controlling person of that Underwriter.

(b)                                 Each of the Selling Shareholders, severally and not jointly, shall indemnify and hold harmless each Underwriter, its affiliates, directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of ADSs), to which that Underwriter, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Blue Sky Application or any “free writing prospectus” (as defined in Rule 405 under the Securities Act) (any such “free writing prospectus that was prepared by or on behalf of the Selling Shareholder or used by the Selling Shareholder in connection with the offering of the ADSs in violation of Section 7(c) being referred to as a “Selling Shareholder Free Writing Prospectus”), or (ii) the omission or alleged omission to state in any Preliminary Prospectus, Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Blue Sky Application or any Selling Shareholder Free Writing Prospectus, any material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in light of the circumstances under which they were made) not misleading, in each case (other than in the case of any Selling Shareholder Free Writing Prospectus) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus, any Permitted Issuer Information, or any Blue Sky Application or any such amendment or supplement thereto in reliance upon and in conformity with written information relating to any Selling Shareholder furnished to the Company by such Selling Shareholder expressly for use therein (such information is listed in its entirety in Schedule IX hereto), and shall reimburse each Underwriter, its affiliates, directors, officers, employees and each such controlling person promptly upon demand in writing for any legal or other documented out-of-pocket expenses reasonably incurred by that Underwriter, its affiliates, directors, officers and employees or controlling persons in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred.  The aggregate liability of the Selling Shareholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the net proceeds (after deducting underwriting discounts and commissions but without deducting expenses of the Company or the Selling Shareholders) from the offering of the ADSs sold under the Agreement by such Selling Shareholder and received by such Selling Shareholder. The foregoing indemnity agreement is in addition to any liability that the Selling Shareholders may otherwise have to any Underwriter or any affiliate, director, officer, employee or controlling person of that Underwriter.

(c)                                  Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, each Selling Shareholder, their respective directors (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), officers and employees, and each person, if any, who controls the Company or such Selling Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to the purchase and sale of ADSs), to which the Company, such Selling Shareholder or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Blue Sky Application, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in light of the circumstances under which they were made) not misleading and shall reimburse the Company, each Selling Shareholder, and each such director, officer, employee or controlling person promptly upon demand in writing for any legal or other documented out-of-pocket expenses reasonably incurred by the Company, such Selling Shareholder or any such director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 10(f).  The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company, such Selling Shareholder or any such director, officer, employee or controlling person.

(d)                                 Promptly after receipt by an indemnified party under this Section 10 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 10 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure and, provided, further, that the failure to notify the indemnifying party shall not in any event relieve it from any liability which it may have to an indemnified party otherwise than under Section 10(a), 10(b) or 10(c).  If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party.  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 10 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 10 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the reasonable fees and expenses of such separate counsel shall be paid by the indemnifying party. In no event shall the indemnifying party be liable for fees and expenses of more than one counsel (in addition to local counsel) separate from its own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(e)                                  If the indemnification provided for in this Section 10 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 10(a), 10(b) or 10(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other, from the offering of the ADSs, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the ADSs purchased under this Agreement (before deducting expenses) received by the Company and the Selling Shareholders, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the ADSs purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand.  The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholders or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10(e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10(e) shall be deemed to include, for purposes of this Section 10(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 10(e), (i) in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the ADSs exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) in no event shall a Selling Shareholder be required to contribute (x) in any circumstance in which the losses, claims, damages, liabilities or expenses arose from matters other than any Selling Shareholder Free Writing Prospectus or written information provided to the Company by such Selling Shareholder expressly for use in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus, any Permitted Issuer Information or any Blue Sky Application, or any amendment or supplement thereto (such information is listed in its entirety in Schedule IX hereto) or (y) any amount in excess of the amounts by which the total net proceeds (after deducting underwriting discounts and commissions, but without deducting expenses of the Company or the Selling Shareholder) from the offering of the ADSs sold under the Agreement by such Selling Shareholder and received by such Selling Shareholder exceed the amount of any damages that such Selling Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute as provided in this Section 10(e) are several in proportion to their respective underwriting obligations and not joint.

(f)                                   The Underwriters severally confirm and the Company and each Selling Shareholder acknowledges and agrees that the statements regarding delivery of shares by the Underwriters set forth on the cover page of, and the concession and reallowance figures and the paragraph relating to stabilization by the Underwriters appearing under the caption “Underwriting” in, the most recent Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto.

(g)                                  The Company and the Selling Shareholders will indemnify and hold harmless the Underwriters against any documentary, stamp, sales, transaction or similar issue tax, including any interest and penalties, on the creation, issue of the Shares and sale of the ADSs and on the execution and delivery of this Agreement.  All payments to be made by the Company and the Selling Shareholders to the Underwriters under this Agreement shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company or the Selling Shareholders are compelled by law to deduct or withhold such taxes, duties or charges.  In that event, the Company and the Selling Shareholders shall pay to the Underwriters such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

11.       Defaulting Underwriters.

(a)                                 If, on any Delivery Date, any Underwriter defaults in its obligations to purchase the ADSs that it has agreed to purchase under this Agreement, the remaining non-defaulting Underwriters may in their discretion arrange for the purchase of such ADSs by the non-defaulting Underwriters or other persons satisfactory to the Company on the terms contained in this Agreement.  If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such ADSs, then the Company and the Selling Shareholders shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such ADSs on such terms.  In the event that within the respective prescribed periods, the non-defaulting Underwriters notify the Company and the Selling Shareholders that they have so arranged for the purchase of such ADSs, or the Company and the Selling Shareholders notify the non-defaulting Underwriters that they have so arranged for the purchase of such ADSs, either the non-defaulting Underwriters or the Company and the Selling Shareholders may postpone such Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement, the Prospectus or in any such other document or arrangement that effects any such changes.  As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto that, pursuant to this Section 11, purchases ADSs that a defaulting Underwriter agreed but failed to purchase.

(b)                                 If, after giving effect to any arrangements for the purchase of the ADSs of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company and the Selling Shareholders as provided in paragraph (a) above, the total number of ADSs that remains unpurchased does not exceed one-eleventh of the total number of shares of all the ADSs, then the Company and the Selling Shareholders shall have the right to require each non-defaulting Underwriter to purchase the total number of ADSs that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the total number of ADSs that such Underwriter agreed to purchase hereunder) of the ADSs of such defaulting Underwriter or Underwriters for which such arrangements have not been made; provided that the non-defaulting Underwriters shall not be obligated to purchase more than 110% of the total number of ADSs that it agreed to purchase on such Delivery Date pursuant to the terms of Section 3.

(c)                                  If, after giving effect to any arrangements for the purchase of the ADSs of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company and the Selling Shareholders as provided in paragraph (a) above, the total number of ADSs that remains unpurchased exceeds one-eleventh of the total number of shares of all the ADSs, or if the Company and the Selling Shareholders shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters.  Any termination of this Agreement pursuant to this Section 11 shall be without liability on the part of the Company and the Selling Shareholders, except that the Company will continue to be liable for the payment of expenses as set forth in Section 8 and the Company and the Selling Shareholders will continue to be liable for the payment of expenses as set forth in Section 13 and except that the provisions of Section 10 shall not terminate and shall remain in effect.

(d)                                 Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, the Selling Shareholders or any non-defaulting Underwriter for damages caused by its default.

12.       Termination.  The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company and the Selling Shareholders prior to delivery of and payment for the Firm ADSs if, prior to that time, any of the events described in Sections 9(k) and 9(m) shall have occurred or if the Underwriters shall decline to purchase the ADSs for any reason permitted under this Agreement.

13.       Reimbursement of Underwriters’ Expenses.  If (a) the Company or any Selling Shareholder shall fail to tender the ADSs for delivery to the Underwriters for any reason, or (b) the Underwriters shall decline to purchase the ADSs for any reason permitted under this Agreement, the Company will reimburse the Underwriters for all reasonable documented out-of-pocket expenses (including fees and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the ADSs, and upon demand the Company shall pay the full amount thereof to the Representatives.  If this Agreement is terminated pursuant to Section 11 by reason of the default of one or more Underwriters, neither the Company nor any Selling Shareholder shall be obligated to reimburse any defaulting Underwriter on account of those expenses.

14.       Research Analyst Independence.  The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions.  The Company and the Selling Shareholders hereby waive and release, to the fullest extent permitted by law, any claims that the Company or the Selling Shareholders may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company or the Selling Shareholders by such Underwriters’ investment banking divisions.  The Company and the Selling Shareholders acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to and in compliance with U.S. federal and state securities laws and all applicable foreign securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

15.       No Fiduciary Duty.  The Company and the Selling Shareholders acknowledge and agree that in connection with this offering, sale of the ADSs or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters:  (a) no fiduciary or agency relationship between the Company , Selling Shareholders and any other person, on the one hand, and the Underwriters, on the other, exists; (b) the Underwriters are not acting as advisors, expert or otherwise, to either the Company or the Selling Shareholders, including, without limitation, with respect to the determination of the public offering price of the ADSs, and such relationship between the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (c) any duties and obligations that the Underwriters may have to the Company or Selling Shareholders shall be limited to those duties and obligations specifically stated herein; and (d) the Underwriters and their respective affiliates may have interests that differ from those of the Company and the Selling Shareholders.  The Company and the Selling Shareholders hereby waive any claims that the Company or the Selling Shareholders may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

16.       Notices, etc.  All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)         if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to: Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, United States, Attention: Syndicate Registration (Fax: (646) 834-8133), with a copy, in the case of any notice pursuant to Section 10(d), to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019; Goldman, Sachs & Co., 200 West Street, New York, NY 10282, United States, Attention: Registration Department; and Deutsche Bank Securities Inc., 60 Wall Street, 11th Floor, New York, New York 10005, United States, Attention: Equity Syndicate Desk, with a copy to the Legal Department

(b)         if to the Company, shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Adam Ramsay, Legal Director (Fax: +44 1293 407451); and

(c)          if to any Selling Shareholders, shall be delivered or sent by mail or facsimile transmission to such Selling Shareholder at the address set forth on Schedule II hereto.

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.  The Company and the Selling Shareholders shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Barclays Capital Inc., Goldman, Sachs & Co. and Deutsche Bank Securities Inc., and the Underwriters shall be entitled to act and rely upon any request, consent, notice or agreement given or made by the Selling Shareholders or on behalf of the Selling Shareholders by any attorney-in-fact.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

17.       Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Selling Shareholders and their respective personal representatives and successors.  This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company and the Selling Shareholders contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act, and (b) the indemnity agreement of the Underwriters contained in Section 10(c) of this Agreement shall be deemed to be for the benefit of the directors of the Company, the officers of the Company who have signed or consented to be included in the Registration Statement, employees and any person controlling the Company within the meaning of Section 15 of the Securities Act.  Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 17, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

18.       Survival.  The respective indemnities, representations, warranties and agreements of the Company, the Selling Shareholders and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the ADSs and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

19.       Definition of the Terms “Business Day”, “Affiliate” and “Subsidiary”.  For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close, and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.

20.       Governing Law.  This Agreement and all disputes, claims, controversies, disagreements, actions and proceedings arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

21.       Submission to Jurisdiction, Etc.  The Company and each Selling Shareholder hereby submit to the non-exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan, The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, action or other proceeding in such courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum.  The Company and each Selling Shareholder irrevocably appoint CT Corporation System, 111 Eighth Avenue, New York, New York 10011 as their respective authorized agent upon which process may be served in any such suit or proceeding, and agree that service of process upon such agent, and written notice of said service to the Company or the Selling Shareholder, as the case may be, by the person serving the same to the address provided in Section 10 shall be deemed in every respect effective service of process upon the Company or the Selling Shareholder in any such suit or proceeding.  The Company and each Selling Shareholder further agree to take any and all actions as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

22.       Waiver of Immunity.  With respect to any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled, and with respect to any such suit or proceeding, each party waives any such immunity in any court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such suit or proceeding, including, without limitation, any immunity pursuant to the U.S. Foreign Sovereign Immunities Act of 1976, as amended.

23.   Judgment Currency.  The obligation of the Company and each Selling Shareholder in respect of any sum due to any Underwriter under this Agreement shall, notwithstanding any judgment in a currency other than U.S. dollars or any other applicable currency (the “Judgment Currency”), not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in the Judgment Currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase U.S. dollars or any other applicable currency with the Judgment Currency; if the U.S. dollars or other applicable currency so purchased are less than the sum originally due to such Underwriter hereunder, the Company and each Selling Shareholder agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss.  If the U.S. dollars or other applicable currency so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company or the Selling Shareholder, as the case may be, an amount equal to the excess of the U.S. dollars or other applicable currency so purchased over the sum originally due to such Underwriter hereunder.

24.   Waiver of Jury Trial.  The Company, each Selling Shareholder and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

25.   Counterparts.  This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

26.           Headings.  The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement among the Company, the Selling Shareholders and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

EDWARDS GROUP LIMITED

By:
Name:
Title:

CCMP CAPITAL INVESTORS (CAYMAN) II, L.P.
By: CCMP Capital Associates, L.P., its general partner
By: CCMP Capital Associates GP, LLC, its general partner

By:
Name:
Title:

CCMP CAPITAL INVESTORS II (AV-3), L.P.
By: CCMP Capital Associates, L.P., its general partner
By: CCMP Capital Associates GP, LLC, its general partner

By:
Name:
Title:

UNITAS CAPITAL INVESTORS (CAYMAN) LTD.

By:
Name:
Title:

THE SELLING SHAREHOLDERS NAMED IN SCHEDULE II TO THIS AGREEMENT

By:
Attorney-in-Fact
Name:
Title:

Accepted:

BARCLAYS CAPITAL INC.
GOLDMAN, SACHS & CO.
DEUTSCHE BANK SECURITIES INC.

For itself and as Representatives
of the several Underwriters named
in Schedule I hereto

BARCLAYS CAPITAL INC.

By:
Name:
Title:

GOLDMAN, SACHS & CO.

By:
(Goldman, Sachs & Co.)

DEUTSCHE BANK SECURITIES INC.

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE I

Underwriters	Number of Firm ADSs

Barclays Capital Inc.
Goldman, Sachs & Co.
Deutsche Bank Securities Inc.
RBC Capital Markets, LLC
Piper Jaffray & Co.
Lazard Capital Markets, LLC

Total

SCHEDULE II

Name and Address of Selling Shareholder	Number of Option ADSs

CCMP Capital Investors (Cayman) II, L.P.
CCMP Capital Investors II (AV-3), L.P. c/o Walkers Corporate Services Limited, Walker House, 87 Mary Street, George Town KY1-9005, Grand Cayman, Cayman Islands

UNITAS Capital Investors (Cayman) Ltd. c/o Walkers SPV Limited, Walker House, Mary Street, P.O. Box 908GT, George Town, Cayman Islands

Sia Abbaszadeh
Scott Balaguer
Mike Brown
Mark Greene
Jodie Hague
Nick Haste
Tamsin Haste
Heinz Holsten
Mark Hope
Rod Hughes
Michelle Dolly-Hunton
Nigel Hunton
Anthony Key
Anne-Marie Key
Ron Krisanda
Sarah Larkins
Iain Larkins
Ian Mackay
John O’Sullivan
Anil Patel
James Pumfrey
Vanessa Pumfrey
Thomas Pumfrey
Douglas Rabbett-Brown
Sue Rabett
Adam Ramsay
Adele Ramsay
Paul Rawlings
Michael Reeve
Christine Reeve
Marinella Varallo
Michael Wilson
Sheila Wilson
Teck Yeow c/o Edwards Group Limited, Manor Royal, Crawley, West Sussex RH10 9LW

Total

SCHEDULE III

PERSONS DELIVERING LOCK-UP AGREEMENTS

Non-Employee Directors

Nick Rose
Greg Brenneman
Jim Gentilcore
John Lewis
Sir Kevin Smith

Executive Officers

Matthew Taylor
David Smith
Sia Abbaszadeh
Michael Allison
Steven Goldspring
Ronald Krisanda
Dr. Stephen Ormrod
Susan Rabbett
Adam Ramsay
Ian Stones
Michael Wilson

Shareholders
Unitas Capital Investors (Cayman) Ltd.
CCMP Capital Investors II (AV-3), L.P.
CCMP Capital Investors (Cayman) II, L.P.
James Gentilcore Revocable Trust
Lynne Bradley
Christopher Bradley
Michelle Dolly-Hunton
Nigel David Hunton
Judith Caroline Smith
Caroline Ann Allison
Scott David Balaguer
Finbarr Peter Crowley
Michele Crowley
Wolfgang Binder
Geoffrey Leonard Brown
Michael P. Brown
Ayano Forrest
David Green
Yumiko Green
Mark Green
Jodie Hague
Gareth Valentine Harte
Nicholas Haste
Tamsin Victoria Haste
Heinz Holsten
Mark Christopher Hope

Hong Kai Huang
Rodney Hughes
Anthony Key
Anne Marie Key
Charles Clark
Nicola Ann Clark
Miles Firth
Malcolm John Forrest
Joung Cho Kim
Michael Larkins
Sarah Louise Larkins
Neil Anthony Lavendar Jones
Sung Min Lee
Lili Liu
Dawn Lesley Mackay
Ian Mackay
Robert Ian Mackay
Andrew Marsh
Michael Reeve
Ian Stones
Leanne Stones
Lynsey Victoria Udell
Marinella Varallo
Jan Vymazal
Michael Wilson
Sheila Wilson
Jason Jian Xu
Teck Yeow Yeo
Vanessa Helen Pumfrey
Douglas Rabbett-Brown
Adele Ramsay
Paul Lawson Rawlings
Christine Reeve
Naoki Matsuba
James Ellis Ormrod
Lesley Ann Ormrod
Lewis John Chapman Ormrod
Stephen Ellis Ormrod
John O’Sullivan
Anil Patel
Anitaben A. Patel
Michael Percy
James Pumfrey
Thomas Russell Pumfrey

SCHEDULE IV

ORALLY CONVEYED PRICING INFORMATION

1. [Public offering price]

2. [Number of ADSs offered]

SCHEDULE V

ISSUER FREE WRITING PROSPECTUSES — ROAD SHOW MATERIALS

Insert list of certain “road show” materials

SCHEDULE VI

ISSUER FREE WRITING PROSPECTUS

Insert list of all “Issuer Free Writing Prospectuses”

SCHEDULE VII

SIGNIFICANT SUBSIDIARIES OF THE COMPANY

Edwards (Cayman Islands I) Ltd. (Cayman Islands)

Edwards (Cayman Islands II) Ltd. (Cayman Islands)

Edwards Group plc (United Kingdom)

Edwards Holdco 1, Inc. (Delaware)

Edwards Japan Ltd. (Japan)

Edwards Korea Ltd. (Republic of Korea)

Edwards Ltd. (United Kingdom)

Edwards Vacuum, Inc. (Delaware)

Edwards Vacuum Ltd. (United Kingdom)

Edwards s.r.o (Czech Republic)

Edwards UKCo2 Ltd. (United Kingdom)

SCHEDULE VIII

SUBSIDIARIES OF THE COMPANY

Edwards (Cayman Islands I) Ltd.

Edwards (Cayman Islands II) Ltd.

Edwards Chemical Management Europe Ltd.

Edwards GmbH

Edwards Group plc

Edwards High Vacuum International Ltd.

Edwards Holdco 1, Inc

Edwards India Private Ltd.

Edwards Israel Vacuum Ltd.

Edwards Japan Ltd.

Edwards Korea Ltd.

Edwards Ltd.

Edwards S.p.A.

Edwards s.r.o.

Edwards SAS

Edwards Services s.r.o.

Edwards Technologies Ltd.

Edwards Technologies Malaysia Sdn. Bhd.

Edwards Technologies Singapore PTE Ltd.

Edwards Technologies Trading (Shanghai) Company Ltd.

Edwards Technologies Vacuum Engineering (Shanghai) Company Ltd.

Edwards UKCo 2 Ltd.

Edwards US Holdco Ltd.

Edwards Vacuo Ltda.

Edwards Vacuum Ltd.

Edwards Vacuum Technology Ireland Ltd

Edwards Vacuum, Inc.

Hibon International SA

Hibon SAS

SA Edwards Vacuum NV

SCHEDULE IX

Information Furnished by Selling Shareholders

1.     With respect to each Selling Shareholder, the legal name, address and number of shares of Ordinary Shares owned by such Selling Shareholder before and after the offering and the other information with respect to such Selling Shareholder which appear in the table (and corresponding footnotes) under the caption “Principal and Selling Shareholders.”

2.     With respect to CCMP and Unitas, the information under the caption “Summary—Our Principal Shareholders” relating to CCMP and Unitas, respectively.

EXHIBIT A

LOCK-UP LETTER AGREEMENT

BARCLAYS CAPITAL INC.

GOLDMAN, SACHS & CO.

DEUTSCHE BANK SECURITIES INC.

As Representatives of the several

Underwriters named in Schedule I,

c/o Barclays Capital Inc.

200 Park Avenue

New York, New York 10166

Ladies and Gentlemen:

The undersigned understands that you and certain other firms (the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriters of American Depositary shares (the “ADSs”), representing Ordinary Shares, par value £0.002 per share (the “Ordinary Shares”), of Edwards Group Limited, an exempted company incorporated with limited liability in the Cayman Islands (the “Company”), and that the Underwriters propose to reoffer the ADSs to the public (the “Offering”).

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Barclays Capital Inc. and Goldman, Sachs & Co., on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Ordinary Shares (including, without limitation, Ordinary Shares that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Ordinary Shares that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Ordinary Shares (other than, in the case of a Selling Shareholder named in Schedule II to the Underwriting Agreement, the ADSs), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Ordinary Shares or securities convertible into or exercisable or exchangeable for Ordinary Shares or any other securities of the Company, or (4) publicly disclose the intention to do any of the foregoing for a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus relating to the Offering (such 180-day period, the “Lock-Up Period”).

Exhibit A-1

If the undersigned is an officer or director of the Company, (i) Barclays Capital Inc. and Goldman, Sachs & Co. agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of ADSs, Barclays Capital Inc. and Goldman, Sachs & Co., will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by issuing a press release through a major news service at least two business days before the effective date of the release or waiver.  Any release or waiver granted by Barclays Capital Inc. and Goldman, Sachs & Co. hereunder to any such officer or director shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if both (a) the release or waiver is effected solely to permit a transfer not for consideration, and (b) the transferee has agreed in writing to be bound by the same terms described in this letter that are applicable to the transferor, to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless the Representatives agree not to require such extension in writing.  The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Letter Agreement during the period from the date of this Lock-Up Letter Agreement to and including the 34th day following the expiration of the Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as such may have been extended pursuant to this paragraph) has expired.

Additionally, notwithstanding the foregoing, the undersigned may (i) transfer the undersigned’s ADSs as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (ii) transfer the undersigned’s ADSs to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) transfer ADSs by will or intestacy, provided that the transferee or distributee thereof agrees to be bound in writing by the restrictions set forth herein, (iv) transfer ADSs to the undersigned’s affiliates or to any investment fund or other entity controlled by or managed by the undersigned, provided that the transferee or transferees thereof agree to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for

Exhibit A-2

value, (v) enter into transactions relating to ADSs that the undersigned purchases in the Offering or in open market transactions after the completion of the Offering, or (vi) establish a trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the transfer of ADSs, provided that such plan does not provide for the transfer of ADSs during the Lock-Up Period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Company; provided further that in the case of each of clauses (i) through (v), no public announcement or filing under the Exchange Act shall be required of or voluntarily made by or on behalf of the undersigned or the Company during the Lock-Up Period in connection with such transfer or transaction. The foregoing restrictions shall also not apply to the registration of or sale to the Underwriters of any ADSs pursuant to the Underwriting Agreement as part of the Offering or any transfer, conversion or exchange necessary to effect the Reorganization (as defined in the Underwriting Agreement), provided that all ADSs received by the undersigned pursuant to the Reorganization and not sold to the Underwriters pursuant to the Underwriting Agreement as part of the Offering shall thereafter be subject to the restrictions contained in this Lock-Up Letter Agreement. In addition, notwithstanding the foregoing, if the undersigned is a corporation, limited partnership, limited liability company or other entity, the undersigned may transfer Ordinary Shares to its limited partners, members or shareholders, or any wholly-owned subsidiary of the undersigned; provided that (i) the transferee or transferees thereof agree to be bound in writing by the restrictions set forth herein, (ii) that any such transfer shall not involve a disposition for value and (iii) no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended, shall be required or shall be voluntarily made in connection with such transfer during the Lock-Up Period. In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

For purposes of this Lock-Up Letter Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

It is understood that, if the Company notifies the Underwriters that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the ADSs, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions.  Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company, the Selling Shareholders named therein and the Underwriters.

Exhibit A-3

[Signature page follows]

Exhibit A-4

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof.  Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:
Name:
Title:

Dated:

5

EXHIBIT B

[Form of Press Release]

Edwards Group Limited
[Insert date]

Edwards Group Limited, (the “Company”) announced today that Barclays Capital Inc. and Goldman, Sachs & Co., book-running managers in the Company’s recent public sale of [•] American Depositary shares (“ADSs”), representing [•] shares of the Company’s Ordinary Shares, £0.002 par value, are [waiving] [releasing] a lock-up restriction with respect to [•] ADSs held by [certain officers or directors] [an officer or director] of the Company.  The [waiver] [release] will take effect on [insert date], and the ADSs may be sold or otherwise disposed of on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

1

ANNEX A

[Form of Waiver of Lock-up]

Edwards Group Limited
Public Offering of ADSs

[Insert date]

[Insert Name and Address of
Officer or Director
Requesting Waiver]

Dear Mr./Ms. [Insert Name]:

This letter is being delivered to you in connection with the offering by Edwards Group Limited (the “Company”) of [•] American Depositary Shares (“ADSs”), representing [•] shares of the Company’s Ordinary Shares, £0.002 par value (the “Ordinary Shares”), and the lock-up letter agreement dated [insert date] (the “Lock-Up Agreement”), executed by you in connection with such offering, and your request for a [waiver] [release] dated [insert date] with respect to [•] ADSs (the “Shares”).

Barclays Capital Inc. and Goldman, Sachs & Co., on behalf of the Underwriters (as defined in the Lock-Up Agreement) hereby agree (subject to the proviso below) to [waive] [release] the transfer restrictions set forth in the Lock-Up Agreement, but only with respect to the Shares, effective [insert date] (the “Anticipated Effective Date”); provided, however, that such [waiver] [release] is expressly conditioned on the Company announcing the impending [waiver] [release] by issuing a press release through a major news service at least two business days before the Anticipated Effective Date.  This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-Up Agreement shall remain in full force and effect.

Yours very truly,

cc:  Edwards Group Limited

Annex A-1

ANNEX B

EDWARDS GROUP LIMITED

CHIEF FINANCIAL OFFICER’S CERTIFICATE

PURSUANT TO SECTION [•] OF THE UNDERWRITING AGREEMENT

May [•], 2012

Reference is hereby made to (i) the Underwriting Agreement dated [•], 2012 (the “Underwriting Agreement”) among Edwards Group Limited (the “Company”), an exempted company incorporated with limited liability in the Cayman Islands, the selling shareholders party thereto (the “Selling Shareholders”) and Barclays Capital Inc., Goldman, Sachs & Co. and Deutsche Bank Securities Inc., as representatives of the several Underwriters listed in Schedule I thereto (the “Underwriters”) and (ii) the Company’s registration statement on Form F-1 (Registration No. 180262), originally filed with the Securities and Exchange Commission on March 21, 2012 (as amended, the “Registration Statement”), in connection with an offering (the “Offering”) of an aggregate of 12,500,000 American Depositary Shares, representing 12,500,000 ordinary shares, par value £0.002 per share, of the Company. Capitalized terms used but not defined in this certificate have the meaning assigned to them in the Underwriting Agreement.

In connection with the Offering and to assist the Underwriters in conducting and documenting their investigation of the affairs of the Company, I, David Miles Smith, in my capacity as Chief Financial Officer of the Company, do hereby certify pursuant to Section [•] of the Underwriting Agreement that, to the best of my knowledge and after reasonable inquiry and investigation by myself or members of my staff who are responsible for the Company’s financial and accounting matters:

1.               Attached hereto as Exhibit A are selected pages from the Registration Statement, which contain certain financial information and related data of the Company (the “Financial Information”). The Financial Information (a) is derived from the books and records of the Company and its subsidiaries and (b) is a true and correct measurement, and fairly presents in all material respects the Company’s calculation, of the aforementioned Financial Information for the period presented.

Davis Polk & Wardwell LLP, Weil, Gotshal & Manges LLP and other counsel to the Company and the Selling Stockholders are entitled to rely on this certificate in connection with the respective opinions such firms are rendering pursuant to the Underwriting Agreement.

[The remainder of this page has intentionally been left blank]

Annex B-1

IN WITNESS WHEREOF, the undersigned has signed his name as of the date first written above.

EDWARDS GROUP LIMITED

Name:	David Miles Smith
Title:	Chief Financial Officer

Exhibit B-2